Artisan Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended September 30, 2007
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Sub-Item 77Q1:    Exhibits




Exhibit Number    Description

(a)(1) Amendment of Amended and Restated Articles of Incorporation dated as of September 11, 2007

                        Previously  filed.  Incorporated by reference to exhibit
                        (a)(12) filed with post-effective amendment no. 35 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on September 11, 2007.

                  Investment Advisory Agreement between Artisan Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Global Value Fund dated August 9, 2007

(e)                     Previously  filed.  Incorporated by reference to exhibit
                        (d)(10) filed with post-effective amendment no. 35 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on September 11, 2007.